EXHIBIT 32

Certification of Principal Executive Officer and Principal Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

George Strayton, Chief Executive Officer and Paul A. Maisch, Chief Financial Officer of Provident  New York Bancorp (the “Company”) each certify in his capacity as an officer of the Company that he has reviewed the Ammendment No. 1 to the annual report on Form 10-K/A for the year ended September 30, 2009 and that to the best of his knowledge:

(1)	the report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	December 17, 2009	By:	/s/ George Strayton
George Strayton
President, Chief Executive Officer

Date:	December 17, 2009	By:	/s/ Paul A. Maisch
Paul A. Maisch
Executive Vice President
Chief Financial Officer